           As filed with the Securities and Exchange Commission on May 29, 2001.
                                                  Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          the Securities Act of 1933

                        MERCURY INTERACTIVE CORPORATION
            (Exact name of Registrant as specified in its charter)

                Delaware                               77-0225776
                --------                               ----------

       (State of  incorporation)         (I.R.S. Employer Identification Number)

                             1325 Borregas Avenue
                          Sunnyvale, California 94089
                                (408) 822-5200
  (Address, including zip code, of Registrant's principal executive offices)
                   FRESHWATER SOFTWARE, INC. 1997 STOCK PLAN
                       1998 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)
                                 Amnon Landan
                     President and Chief Executive Officer
                        Mercury Interactive Corporation
                             1325 Borregas Avenue
                          Sunnyvale, California 94089
                                (408) 822-5200
(Name, address and telephone number, including area code, of agent for service)
                                  Copies to:

                             Susan J. Skaer, Esq.
                      Vice President and General Counsel
                        Mercury Interactive Corporation
                             1325 Borregas Avenue
                          Sunnyvale, California 94089
                                (408) 822-5200

================================================================================================================
                        CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                                    Proposed        Proposed
            Title of                                Maximum          Maximum         Maximum
           Securities                                Amount         Offering        Aggregate        Amount of
             to be                                   to be          Price Per       Offering        Registration
           Registered                              Registered         Share           Price             Fee
----------------------------------------------------------------------------------------------------------------
Common Stock, $.002 par value..................  176,359 shares(1)  $21.01 (2)  $ 3,705,821.88 (2)     $  926.46
Common Stock, $.002 par value..................  500,000 shares(3)  $58.59 (4)  $29,297,375.00 (4)     $7,324.34
    TOTAL......................................  676,359 shares        ---      $33,003,196.88         $8,250.80
----------------------------------------------------------------------------------------------------------------

(1) This subtotal represents the sum of shares issuable upon exercise of presently outstanding options that have been granted under the Freshwater Software, Inc. 1997 Stock Plan and were assumed by Registrant in connection with the closing of the merger of Aqua Merger Company, a California corporation and wholly-owned subsidiary of Mercury, with and into Freshwater Software, Inc. under which Freshwater Software, Inc. will become a wholly-owned subsidiary of Mercury.

(2) Calculated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $21.01 per share covering 176,359 outstanding options.

(3) This subtotal represents the sum of shares issuable upon purchase of shares under the 1998 Employee Stock Purchase Plan.

(4) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on 85% of the average of the high and low prices per share of the Common Stock as reported on The Nasdaq National Market on May 25, 2001 because the price at which the shares will be issued in the future offering is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Offering Date or the Exercise Date, whichever is lower.

PART II:

   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INFORMATION INCORPORATED BY REFERENCE
         -------------------------------------

   The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

   Item 3(a)

   The Registrant's Annual Report on Form 10-K filed on March 29, 2001 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") which contains audited financial statements for the Registrant's latest fiscal year ended December 31, 2000 for which such statements have been filed.


   Item 3(b)

   All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Item 3(a) above.


   Item 3(c)

   Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on September 9, 1993, as amended by Amendment No. 1 to Form 8-A filed on October 28, 1993, pursuant to Section 12 of the Exchange Act and Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on July 8, 1996, as amended by Amendment No. 1 to Form 8-A filed on April 2, 1999 and Amendment No. 2 to Form 8-A filed on May 22, 2000.


   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES
         -------------------------

   Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

   Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

   As permitted by the Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the By-laws of the Registrant provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Registrant has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. At present, the Registrant is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Registrant in which indemnification would be required or permitted. The Registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

   Not Applicable.

Item 8  EXHIBITS
        --------

    Exhibit
    Number    Document
    ------    --------------------------------------

       4.1 Freshwater Software, Inc. 1997 Stock Plan, as amended through April 2000.

       4.2    1998 Employee Stock Purchase Plan, as amended through May 2000.

       5.1    Opinion of Counsel as to Legality of Securities being Registered.

      23.1    Consent of Independent Accountants.

      23.2    Consent of Counsel (contained in Exhibit 5.1 hereto).

      24.1    Power of Attorney (see page 4).


Item 9.  UNDERTAKINGS
         ------------

         A.   The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Mercury Interactive Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on May 25, 2001.

                               MERCURY INTERACTIVE CORPORATION


                               By:  /s/ Sharlene Abrams
                                    -------------------
                                    Sharlene Abrams, Vice President of Finance
                                    and Administration,
                                    Chief Financial Officer and Assistant
                                    Secretary

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amnon Landan, Sharlene Abrams and Susan J. Skaer, jointly and severally, as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES            TITLE                                         DATE
                      President,
                      Chief Executive Officer
                      and Chairman of the Board
/s/ Amnon Landan      (Principal Executive Officer)                 May 25, 2001
--------------------
AMNON LANDAN

                      Vice President of
                      Finance and Administration
                      Chief Financial Officer
                      (Principal Financial and
/s/ Sharlene Abrams   Accounting Officer) and Assistant Secretary   May 25, 2001
---------------------
SHARLENE ABRAMS


/s/ Igal Kohavi       Director                                      May 25, 2001
---------------------
IGAL KOHAVI


/s/ Yair Shamir       Director                                      May 25, 2001
---------------------
YAIR SHAMIR


/s/ Giora Yaron       Director                                      May 25, 2001
---------------------
GIORA YARON


/s/ Kenneth Klein     Director                                      May 25, 2001
---------------------
KENNETH KLEIN

                                 EXHIBIT INDEX

Exhibit
-------
Number                 Document
------                 --------

4.1       Freshwater Software, Inc. 1997 Stock Plan, as amended through April
          2000.

4.2       1998 Employee Stock Purchase Plan, as amended through May 2000.

5.1       Opinion of Counsel as to Legality of Securities Being Registered.

23.1      Consent of Independent Accountants.

23.2      Consent of Counsel (contained in Exhibit 5.1 hereto).

24.2      Power of Attorney (see page 4).